SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PALM, INC.

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The following is the text of a Form 8-K furnished by Palm, Inc. on April 28, 2010:

Palm, Inc. (“Palm” or the “Company”) is updating its guidance for the fourth quarter of fiscal year 2010. The Company expects revenues for its fourth fiscal quarter to be in the range of approximately $90 million to $100 million on a GAAP(1) and a non-GAAP basis. Revenues for the fourth fiscal quarter are being impacted by slow sales of the Company’s products, which has resulted in low order volumes from carriers. Palm also expects to close its fourth fiscal quarter with a cash, cash equivalents and short-term investments balance between $350 million and $400 million.

(1)	GAAP stands for Generally Accepted Accounting Principles.

NON-GAAP FINANCIAL MEASURES: Palm utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing its overall business performance, for making operating decisions and for forecasting and planning future periods. Palm considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenues of the business, eliminating the effect of the deferred revenues related to future services and unspecified software provided free of charge to customers of Palm webOS products. While Palm uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance and to provide incremental insight into the underlying factors and trends affecting both the Company’s performance and its cash-generating potential, Palm does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Palm believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance and enables investors to more fully understand trends in its current and future performance. In updating its guidance for the three months ended May 28, 2010, Palm adjusted revenue as described below:

Ratable Revenue Recognition Accounting/Deferred Revenues. Palm may periodically provide services and unspecified software free of charge to customers of Palm webOS products. These future services and unspecified software, along with the tangible smartphone product, represent multiple deliverables under Palm’s sales arrangements for Palm webOS products. GAAP requires that Palm record the revenues associated with each of these deliverables at the time of delivery. Because the future deliverables represent a subscription to future services and unspecified software that end users have the right to receive on a when-and-if-available basis, revenues associated with the second deliverable are recorded as deferred revenue and recognized ratably on a straight-line basis over the estimated economic product life, which is currently 24 months. Palm eliminates the effect of the deferred revenues related to future services and deliverables (a portion of current sales deferred to future periods and the reversal of the current period’s amortization of deferred revenues derived from Palm webOS units shipped in prior periods) to provide more transparency into Palm’s underlying sales trends. Management uses the non-GAAP measure to evaluate growth rate, revenue mix and performance relative to competitors. This financial measure is not consistent with GAAP because it does not reflect deferral of revenues for recognition in later periods.

While the GAAP results provide insight into Palm’s operations, management continues to supplement its analysis of its business using the non-GAAP results to review the total revenues for Palm webOS smartphone products sold to customers during the period. Further, management uses the total non-GAAP revenues to forecast future cash flows and to facilitate ongoing and future operating decisions.

The non-GAAP financial measure described above should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, this non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and the adjustment to the GAAP financial measure reflects the adjustment of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, as noted above, Palm evaluates the non-GAAP financial measure together with the most directly comparable GAAP financial information.

The information in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This current report contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding: Palm’s expected revenues for the fourth quarter of fiscal year 2010, sales of and order volumes for Palm’s products and Palm’s cash, cash equivalents and short-term investments balance at the end of fiscal year 2010. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements; the potential loss or failure of wireless carriers or other key sales channel partners or inability to add new wireless carriers or channel partners in a timely manner; pricing pressures; acceptance of Palm webOS products by wireless carriers and end users; the effect of current recessionary economic and financial market conditions on Palm’s liquidity; fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its products; possible defects in products and technologies developed; Palm’s ability to compete with existing and new competitors; Palm’s dependence on a concentrated number of significant customers; and Palm’s ability to adjust to changing market conditions. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including Palm’s Annual Report on Form 10-K for the year ended May 29, 2009 and Quarterly Report on Form 10-Q for the quarter ended February 26, 2010 under the caption Risk Factors and elsewhere. Palm undertakes no obligation to update forward-looking statements to reflect new information or events or circumstances occurring after the date of this current report.

Important Information for Palm Stockholders

In connection with the proposed merger, Palm will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS THAT PALM FILES WITH THE SEC WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND RELATED MATTERS.

Palm and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about Palm’s directors and executive officers is set forth in the proxy statement for Palm’s 2009 annual meeting of stockholders, which was filed with the SEC on August 13, 2009. Information about HP’s directors and executive officers is set forth in the proxy statement for HP’s 2010 annual meeting of stockholders, which was filed with the SEC on January 27, 2010, and in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, which was filed with the SEC on December 17, 2009. Additional information regarding these persons and their interests in the merger will be included in the proxy statement relating to the merger when it is filed with the SEC. The proxy statement, any additional proxy materials and Palm’s other SEC filings are, or when filed will be, available free of charge at the SEC’s website at www.sec.gov, by going to Palm’s Investor Relations page on its corporate website or by contacting Palm’s Investor Relations department by e-mail at teri.klein@palm.com, by phone at (408) 617-7000, or by mail at Palm, Investor Relations, 950 West Maude Avenue, Sunnyvale, California 94085.